EXHIBIT 11.1

                       APACHE CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                       (In thousands, except per share data)

                                      	For the Quarter Ended	For the Six Months
                                             	June 30,          	June 30,
                                        --------------------	-----------------
                                           	1997    	1996	    1997    	1996
                                         	--------	-------- 	-------	--------
Weighted Average Calculation:
-----------------------------

Net income	                               $	25,746	$	24,437	$	78,623	$	40,092
                                        		========		========		========		========

Weighted average common shares outstanding		90,288	 	85,738 		90,216	 	81,580
                                        		========		========		========		========

Net income per share,
  based on weighted average
  common shares outstanding	              $	  .29	 $  	.29	 $   	.87 	$  	.49
                                       		========		========		========		========


Primary Calculation:
--------------------

Net income	                               $	25,746	$	24,437	$	78,623	$	40,092
Assumed conversion of
  3.93-percent convertible notes	             	521	    	526	  	1,037	  	1,052
                                        		--------		--------		--------		--------

Net income, as adjusted	                  $	26,267	$	24,963	$	79,660	$	41,144
                                        		========		========		========		========

Common Stock Equivalents:

Weighted average common shares outstanding		90,288		 85,738	 	90,216 		81,580

Stock options, using the treasury stock
  method	                                     	620    		663    		667	    	507

Assumed conversion of 3.93-percent
  convertible notes		                        2,778	  	2,778	  	2,778	  	2,778
                                        		--------		--------		--------		--------

                                          		93,686 		89,179 		93,661 		84,865
                                        		========		========		========		========

Primary net income per common share	      $  	 .28*	$  	.28* 	$ 	.85 	$  	.48*
                                        		========		========		========		========


                     APACHE CORPORATION AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE
                   (In thousands, except per share data)

                                EXHIBIT 11.1
                                (Continued)

                                 	For the Quarter Ended 	For the Six Months Ended
                                        	June 30,             	June 30,
                                  	----------------------	------------------------
                                       	1997	   1996	        1997	    1996
                                     	------- 	-------     	-------	 -------
Fully-Diluted Calculation:
--------------------------

Net income	                           $	25,746	$	24,437    	$	78,623	$	40,092

Assumed conversion of:
	3.93-percent convertible notes	          	521	    	526	      	1,037  		1,052
	6-percent convertible
		subordinated debentures	                 	--	     	--	      	3,387	     	--
                                   	 		-------- 	--------	  	--------		--------

Net income, as adjusted	              $	26,267	$ 24,963    	$	83,047	$	41,144
                                  				========	========   		========		========

Common Stock Equivalents:

Weighted average common
	shares outstanding	                   	90,288	 	85,738	     	90,216	 	81,580

Stock options, using the treasury
	stock method 	                           	620	    	808	        	667	    	662

Assumed conversion of 3.93 percent
	convertible notes	                     	2,778  		2,778	      	2,778	  	2,778

Assumed conversion of 6 percent
	convertible subordinated debentures	      	--		     --	      	5,623	     	--
                                   			--------		--------	  	--------		--------
                                    				93,686	 	89,324      	99,284	 	85,020
                                   			======== 	========  		========		========

Fully diluted net income per
	common share                        	$  	.28*	$   	.28*	  $    	.84	$   	.48*
                                   			======== 	========   	========		========

Note:	The assumed conversion of the six-percent convertible subordinated debentures was anti-dilutive for the quarters ended June 30, 1997 and 1996, respectively, and the six month period ended June 30, 1996.

*	The primary and fully diluted net per common share amounts for the indicated
periods reflect dilution of less than three percent.  As a result, the amounts reported in the consolidated statement of income are based upon weighted average shares outstanding.